AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS

                      (SACRAMENTO - BRADSHAW BUSINESS PARK)


     AGREEMENT made this 6th day of April, 1998, by and between PRICE ENTERPRISES, INC., a Maryland corporation (referred to herein as "Purchaser") and IVANHOE-BRADSHAW L.L.C., a California limited liability company (referred to herein as "Seller").


                                    ARTICLE I

                                  TERMS OF SALE

1.01 Definitions. The following terms are used in this Agreement.

     A) "Closing" shall mean the date that a deed is recorded transferring title to the "Subject Property" from the Seller to the Purchaser or Purchaser's nominee and the Purchase Price is paid to the Seller.

     B) "Closing Date" shall mean the date the Closing occurs.

     C) "Condemnation Premises" is defined in Section 7.01(B).

     D) "Contracts" are defined in Section 4.01(A)(10).

     E) "Deed" shall mean a Grant Deed in the form attached hereto as Exhibit K.

     F) "Effective Date" is defined in Section 7.17.

     G) "Escrow Agent" shall mean:

               Chicago Title Insurance Company
               Attn:  Ms. Maggie G. Watson
               700 South Flower Street, Suite 900
               Los Angeles, CA  90017
               Phone:  (213) 488-4315
               Fax:  (213) 488-4388

     H) "Escrow Deposit" shall mean all amounts deposited by the Purchaser with the Escrow Agent, plus all interest accumulated thereon.


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     I) "Hazardous Materials" is defined in Section 4.01(A)(7)

     J) "Improvements" is defined in Section 1.03(A).

     K) "Land" is defined in Section 1.03(A).

     L) "Law" shall mean any federal, state or municipal statute regulation or ordinance which has jurisdiction over the Real Property.

     M) "Leases" are defined in Section 1.03(D).

     N) "Monetary Liens" are defined in Section 1.06(A).

     O) "Personal Property" is defined in Section 1.03(C).

     P) "Real Property" is defined in Section 1.03(A).

     Q) "Subject Property" is defined in Section 1.03.

     R) "Tenant(s)" shall mean the Tenants under the Leases.

     S) "Title Commitment" is defined in Section 1.07.

     T) "Title Company" shall mean Chicago Title Insurance Company.

     U) "Title Documents" is defined in Section 1.07.

     V) "Title Insurance Policy" shall mean an ALTA Owner's Title Policy (10/17/92) with extended coverage.

     1.02 Agreement of Sale and Purchase. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, in fee simple, under the terms and conditions hereinafter set forth, all of the Seller's right, title, and interest in and to the Subject Property.

     1.03 Description of Property. The "Subject Property" consists of:

     A) "Real Property" comprised of four (4) parcels of land ("Land") and improvements ("Improvements") as follows:

                                                    Approx. Bldg.   Approx. Land
     1) Subject Property Address:                       S.F.           Acres
                                                      -------         ------

        800 Old Placerville Road, Sacramento, CA       51,635          3.878
        750 Goethe Road, Sacramento, CA                88,734          5.651
        0000 Goethe Road, Sacramento, CA              126,576          7.995
        0030 Goethe Road, Sacramento, CA               30,000          2.544
                                                      -------         ------

                                             TOTALS:  296,945         20.068


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          2) The Real Property is legally described on Exhibit A attached hereto and shown on the Site Plan attached hereto as Exhibit B.

     B) all right title and interest of Seller in and to all strips, gorges and land lying in the bed of any street road or alley, open or proposed, adjoining the Land and all improvements, appurtenances, rights, privileges and easements, benefiting, belonging or pertaining to the Land.

     C) all fixtures, furniture, equipment and other personal property, if any now or hereafter, owned by the Seller and used in connection with the operation and/or maintenance of the Land or Improvements (the "Personal Property");

     D) all leases which presently encumber the Real Property listed on Exhibit C attached hereto (the "Leases");

     E) all intangible personal property owned by Seller, if any, (the "Intangible Personal Property") now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Land or Improvements, including, without limitation, any and all of the following: trade names and trade marks associated with the Land and Improvements; the plans and specifications for the Improvements, including as-built plans; unexpired warranties, guarantees and indemnities; pending permit or approval applications, permits, approvals and licenses (to the extent assignable) if any, and books and records relating to the Land and Improvements.

     1.04 Purchase Price.

     A) The total purchase price (the "Purchase Price") for the Subject Property is Thirty Five Million Five Hundred Fifty-One Thousand Dollars ($35,551,000).

     1.05 Payment of Purchase Price. The total Purchase Price for the Subject Property shall be paid by Purchaser as follows:

     A) Five Hundred Thousand Dollars ($500,000), payable by wired funds or check to the order of, and to be held in escrow by the Escrow Agent. Such payment will be delivered to the Escrow Agent, along with a copy of this Agreement, within three (3) business days after the Effective Date.

     B) The balance of the Purchase Price after credits and adjustments, as provided herein, shall be paid to the Escrow Agent prior to Closing, by cash or wire transfer, at Purchaser's option.


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


     1.06 Title.

     A) At Closing, Seller shall deliver through escrow the Deed, conveying to the Purchaser (or its nominee) title to the Real Property in fee simple, free of all mortgages, deeds of trust, mechanic's liens and other monetary liens and encumbrances (referred to herein collectively as "Monetary Liens"), but subject to:

          (i) current real estate taxes and assessments, which are a lien not yet delinquent;

          (ii) the lien of supplemental real estate taxes and special assessments assessed pursuant to Chapter 3.5 of the California Revenue and Taxation Code (the "Code") Section 75 Et. Seq., or local statutes and non-delinquent assessment bonds. Without limiting the generality of the foregoing, Seller shall have no obligation to remove special taxes or assessments such as Mello-Roos taxes, lighting and landscape district taxes or assessments or Owners' Association dues or assessments. The Purchase Price is "plus bonds" so Purchaser shall receive no credit against the Purchase Price as a result of the nondeliquent assessments accruing after the Closing Date; and

          (iii) recorded covenants, conditions, restrictions and easements, subject to Purchaser's approval of such title exceptions as provided in
     Section 2.01(A).

     B) Except for Monetary Liens, the Seller shall have no obligation to remove any title exceptions of record which exist on the Effective Date.

     C) Unless and until this Agreement is terminated, Seller shall not cause or permit any liens, covenants, conditions, restrictions, easements or any other matter to encumber the title to the Real Property by record or otherwise, except for real estate taxes and assessments which are not delinquent.

     1.07 Title Commitment - Survey.

     A) Purchaser shall, at its expense, order a title commitment (the "Title Commitment") with respect to the Real Property, with complete and legible copies of all exception instruments referred to therein (referred to collectively as "Title Documents") within three (3) business days after the Effective Date and cause a copy of same to be delivered to Seller.

     B) Purchaser may instruct the Escrow Agent to order a Uniform Commercial Code Financing Statement Search covering the Real Property, the Seller's name and any other possible creditors.


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


     C) Seller has delivered to Purchaser an ALTA survey of the Real Property dated August 7, 1996, prepared by The Spink Corporation (the "Survey"). If Purchaser elects to require an ALTA extended coverage title insurance policy, Purchaser, at Purchaser's sole cost and expense, shall engage a surveyor or civil engineer within three (3) business days after the Effective Date and instruct same to update Seller's ALTA survey or perform a new survey.

     1.08 Possession. On Closing, Seller shall convey and deliver the Real Property to Purchaser (or its nominee), free of all leases, tenancies, and occupancies, other than the Leases, subject to Purchaser's right of approval thereof as provided in Section 2.01(C).

     1.09 Separate Legal Parcel. On Closing, Seller shall convey and deliver the Real Property to the Purchaser or its nominee as a separate legal parcel or parcels in full compliance with all applicable subdivision laws.

     1.10 Violations. In the event that prior to Closing, Seller becomes aware of Hazardous Materials on the Real Property or any other matter affecting the Real Property which violates any applicable Law and which has not previously been disclosed to Purchaser, Seller shall within forty-eight (48) hours, but in no event, later than the time of Closing, give Purchaser written notice of such matter.

     1.11 Eminent Domain. In the event that prior to Closing proceedings in eminent domain are contemplated, threatened or instituted by any governmental agency, Seller shall give Purchaser written notice of same within forty-eight
(48) hours after Seller becomes aware of same, but no later than the time of Closing.

     1.12 Condition of Real Property. At the time of Closing, Seller shall convey and deliver the Real Property to the Purchaser in its present condition as of the date of this Agreement normal wear and tear excepted.

     1.13 Right of Entry. Until Closing or termination of this Agreement, whichever occurs first, Purchaser and its agents and designees shall have the right to enter upon the Real Property at any time and from time to time to perform any and all test and studies Purchaser deems appropriate, including, but not limited to, soils tests. Purchaser hereby agrees to indemnify, defend, and hold Seller completely harmless against any loss, damage, liability, or expense, including reasonable attorneys' fees, arising out of the negligent acts or omissions, or intentionally wrongful acts of the Purchaser or its agents or independent contractors under this Section, or in enforcing this indemnity. If Purchaser does not acquire the Real Property, Purchaser agrees to promptly repair any damage it causes to the Real Property.

     1.14 Delivery of Documents. Within three (3) days after the Effective Date, Seller shall deliver to Purchaser copies of the following documents and materials pertaining to the Subject Property:

     A) Leases. All Leases (including all amendments thereto) and guarantees of Leases.


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


     B) Building Plans. A complete set of building plans, including "as builts";

     C) Rent Roll. A schedule ("Rent Roll") prepared and represented and warranted as correct by Seller as of the first day of the month in which this Agreement is executed, which shall reflect:

          1) the name of each of the Tenants under the Leases;

          2) the amount of any security deposits and/or prepaid rent received and held by Seller from each Tenant, the amount of rent and reimbursable expenses payable by each Tenant, and delinquencies, if any; and

          3) the approximate total of square footage occupied by each Tenant.

     D) Tax Statements. The most recent real property tax bills for the Real Property;

     E) Schedule of Expenses. A schedule reflecting any and all expenses for the ownership, operation, maintenance and repair of the Real Property for calendar years 1994, 1995, 1996, 1997 and for the period January 1998 to March 1998, which schedule shall include, without limitation, the following:

          1) annual insurance premiums for all forms of coverage;

          2) real property taxes and assessments;

          3) utility charges, management fees, maintenance and repair costs; and

          4) any and all other costs and expenses incurred in connection with the ownership, operation, maintenance and repair of the Real Property.

     F) Personal Property List. A detailed list of all Personal Property, if any, to be assigned to Purchaser at Closing, together with a copy of all warranties and guaranties applicable thereto;

     G) Soils and Engineering Reports. All environmental reports, soils reports and engineering reports pertaining to the Subject Property or any portion thereof in the possession of the Seller or its agents; and

     H) Maps. Any and all tentative, parcel and/or final maps, certificates of occupancy or any other governmentally approved or processed documents relative to the subdivision or occupancy of the Real Property ("Maps").

     1.15 Future Leases. After the date of this Agreement, unless and until this Agreement terminates, Seller will not without Purchaser's consent: (i) enter into any new leases or options to lease with respect to the Real Property; (ii) negotiate extensions or modifications of any Leases with respect to the Real Property; (iii) accept a voluntary cancellation of any Lease; or (iv) consent to any assignment of a Lease by a Tenant. The foregoing shall not preclude Seller from entering into leases or licenses to use portions of the Real Property on the following terms: (a) the terms of such extension, lease or license, including any option to extend the term, shall expire one day prior to the Closing; and (b) Seller shall be responsible, at Seller's


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


sole cost, to remove any such lessee or licensee from the Real Property at conclusion of the term of such extension, lease or license, unless Purchaser agrees in writing to the contrary.

     1.16 Operation of Property Prior to Closing. Prior to the Closing, Seller shall maintain and operate the Real Property as follows:

     A) Seller, at its sole cost and expense, shall provide or cause to be provided all such services with respect to the Leases that are required to be provided by the Landlord under the Leases.

     B) Seller will not make or permit to be made any material alteration to the Real Property or remove any Personal Property therefrom (unless the Personal Property so removed is simultaneously replaced with new Personal Property of similar quality and utility).

     C) Seller, at its sole cost and expense, will maintain and keep the Real Property in the same condition and repair as exists on the date of this Agreement, reasonable wear and tear excepted.

     D) Seller shall not commit any act or omission which would cause any of the representations or warranties of Seller contained herein, to become inaccurate or any of the covenants of Seller herein to be breached.

     E) Seller shall not amend, terminate, grant concessions, or enter into any contract that would be an obligation affecting the Subject Property or be binding on Purchaser after Closing.


                                   ARTICLE II

                               CONDITIONS OF SALE

     2.01 Purchaser's Initial Conditions. Purchaser's obligation to purchase the Subject Property is subject to all of the following conditions being either approved or waived by the Purchaser; any approvals, disapprovals or waivers being made at Purchaser's option, in its sole, absolute and unrestricted discretion:

     A) Title Conditions. Purchaser's obligation to purchase the Subject Property is subject to Purchaser approving (or waiving) all title exceptions (other than printed general exceptions) in the Title Commitment obtained by Purchaser (referred to as "Title Matters") by April 23, 1998 (the "Title Period"). If Purchaser does not notify Seller of its approval or disapproval of the Title Matters within the Title Period, this condition shall be deemed not satisfied, in which case this Agreement shall be deemed terminated. If within the Title Period Purchaser notifies Seller of objections to one or more title exceptions (referred to herein as "Objected Exceptions") Seller may, within thirty (30) days thereafter ("Cure Period") at its option, eliminate some or all of Objected Exceptions as title defects and give written notice to Purchaser of those Objected Exceptions which have been eliminated. In the event Seller fails to eliminate all objected Exceptions and give Purchaser notice of the elimination of such Objected Exceptions or gives Purchaser notice that one or more objected Exceptions will not


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


be eliminated (the "Defect Notice"), then this Agreement shall be deemed terminated unless within five (5) days after the Cure Period or receipt of the Defect Notice by Purchaser, whichever is earlier, Purchaser waives objection to those Objected Exceptions which Seller fails to eliminate. Notwithstanding anything herein to the contrary, Seller shall cure all Monetary Liens prior to Closing.

     B) Physical  Condition.  Purchaser's  obligation  to  purchase  the Subject
Property is conditioned upon Purchaser approving (or waiving) the physical condition of the Subject Property (including, but not limited to environmental matters). If Purchaser does not notify Seller of its approval or waiver of the physical condition, or notifies Seller of its disapproval by April 23, 1998, this condition shall be deemed not satisfied and this Agreement shall be deemed terminated.

     C) Lease Approvals. Purchaser's obligation to purchase the Subject Property is conditioned upon Purchaser approving all Leases, including, but not limited to all terms and conditions thereof. If Purchaser does not notify Seller of its approval of the Leases or notifies Seller of disapproval by April 23, 1998, this condition shall be deemed not satisfied and this Agreement shall be deemed terminated.

     D) Miscellaneous. Purchaser's obligation to purchase the Subject Property is conditioned upon the Purchaser being satisfied with respect to all other matters pertaining to the Subject Property, including, but not limited to, all documents delivered by Seller to Purchaser pertaining to the Subject Property, zoning and economics of owning and operating the Subject Property (the "Miscellaneous Conditions"). If Purchaser does not notify Seller of its approval or waiver of the Miscellaneous Condition or notifies Seller of its disapproval by April 23, 1998 (the "Due Diligence Period"), such condition shall be deemed not satisfied and this Agreement shall be deemed terminated.

     2.02 Purchaser's Closing Conditions. Purchaser's obligation to purchase the Subject Property is subject to the following conditions being satisfied at the Closing, each of which is for the benefit of Purchaser and any or all of which may be waived by Purchaser:

     A)  the  Seller  is  not  in  breach  of  any  covenants,   warranties,  or
representations under this Agreement;

     B) the  Seller  has not given  Purchaser  a Change  Notice  referred  to in
Section 4.01 (B);


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


     C) at Closing, the Title Company is ready, willing, and able to issue The Title Insurance Policy, in the amount of the Purchase Price insuring that fee title to the Real Property is vested in the Purchaser (or its nominee) in such condition as provided in Section 1.06(A); with the printed general exceptions of Schedule B being deleted and containing the following endorsements:

          (i) An endorsement regarding creditors rights in a form acceptable to Purchaser;

          (ii) CLTA Form 100 (modified for an owner) or its equivalent for the State in which the Subject Property is located;

          (iii) CLTA Form 116 and 116.1 (referred to the ALTA Survey of the Subject Property) or its equivalent for the State in which the Subject Property is located;

          (iv) CLTA Form 103.7 (referring to access to public street) or its equivalent for the State in which the Subject Property is located;

          (v) CLTA Form 116.4 (referred to contiguous parcels) or its equivalent for the State in which the Subject Property is located.

          (vi) CLTA Form 101.4 (regarding mechanics liens) for work-in-progress.

     D) there are no toxic or hazardous waste materials or contaminants on the Subject Property or any other matter affecting the Subject Property in violation of any applicable Law, except as identified on the Environmental Reports listed on Exhibit I;

     E) Seller has delivered to Purchaser, at least three (3) business days prior to the Closing, an original Tenant's Estoppel Certificate in the form attached hereto as Exhibit D; with all exhibits referred to therein duly attached; with no changes, additions or modifications thereto and dated no earlier than thirty (30) days prior to Closing Date for each Lease, duly executed by the Tenants under the Leases.

     2.03 Seller's Closing Condition. Prior to Close of Escrow, the Board of Directors of Purchaser will review this transaction and a majority of disinterested directors shall vote on whether to proceed with this Agreement. Prior to and as a condition of the Closing, Purchaser shall provide Seller with a certified copy of the minutes of the meeting of the Board of Directors documenting the adoption of the appropriate resolution(s).

     2.04 No Waiver of Seller's Representations and Warranties. Purchaser's waiver or approval of any conditions under Section 2.01 or 2.02 shall not alter or diminish Seller's representations and warranties herein, and Purchaser is nevertheless relying on Seller's representations and warranties contained herein, unless such representation or warranty is specifically waived in a written instrument executed by Purchaser.

     2.05 Consideration - Satisfaction of Conditions. In consideration of giving Purchaser the option to (a) approve or waive, or (b) disapprove the conditions set forth in Section 2.01


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


and Section 2.02, Purchaser shall pay to Seller the sum of One Hundred Dollars ($100.00). Such sum shall be paid upon Closing and credited against the Purchase Price if this transaction closes. If this transaction does not close, such sum shall be paid to Seller from the Escrow Deposit upon termination of the escrow.


                                   ARTICLE III

                            ESCROW - CLOSING MATTERS

     3.01 Escrow Holder. This Agreement constitutes joint escrow instructions to the Escrow Agent, instructing it to consummate this sale upon the terms and conditions set forth in this Agreement.

     3.02 Opening of Escrow. Within three (3) business days after the Effective Date, Seller and Purchaser shall open an escrow with Escrow Agent and shall deposit with Escrow Agent a fully executed counterpart of this Agreement for use as escrow instructions. Seller and Purchaser further agree to execute Escrow Agent's usual form of supplemental escrow instructions for transactions of this type; provided, however, that such escrow instructions shall be for the purpose of implementing this Agreement, and such instructions shall incorporate this Agreement by reference and shall specifically provide that no provision thereof shall have the effect of modifying this Agreement unless it is so expressly stated and initialed on behalf of Seller and Purchaser.

     3.03 Purchaser's Funds - Interest-Bearing. All Escrow Deposits shall be held in a federally insured interest-bearing account, with all accrued interest credited to the account of the Purchaser until Closing or termination of this Agreement, as the case may be. On any occasion when Escrow Agent is required to pay funds from the Escrow Deposit to either the Seller or Purchaser, it shall transmit such funds by check by United States overnight express mail or, if so instructed by the party entitled to the funds, by federal wire transfer.

     3.04 Purchaser's Deliveries to Escrow. Purchaser shall, on or before the Closing, deliver to Escrow Agent the following:

     A) the balance of the Purchase Price pursuant to Section 1.05(B);

     B) a signed list of title exceptions which Purchaser  approves  pursuant to
Section 2.01 (A);

     C) a signed statement from Purchaser that the conditions of Section 2.01 have been approved or waived by Purchaser and that the conditions of Section 2.02(A) and (B) have been satisfied or waived by Purchaser;

     D) counterpart original of Assignment and Assumption of Leases, duly signed and acknowledged by Purchaser in a form attached hereto as Exhibit E.

     E) counterpart original of Assignment and Assumption of Contracts, duly signed and acknowledged by Purchaser in a form attached hereto as Exhibit N.


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


     3.05 Seller's Deliveries to Escrow. Seller shall, on or before the Closing, deliver to Escrow Agent the following documents:

     A) the Deed, executed and duly acknowledged by Seller and acceptable for recording;

     B) the Bill of Sale and Assignment, duly executed by the Seller in the form attached hereto as Exhibit F conveying all of Seller's right, title and interest in and to any and all Personal Property and Intangible Personal Property;

     C) a counterpart original of Assignment and Assumption of Leases, duly signed and acknowledged by Seller in a form attached hereto as Exhibit E;

     D) a counterpart original of Assignment and Assumption of Contracts, duly signed and acknowledged by Seller in a form attached hereto as Exhibit N;

     E) such evidence or documents as may be reasonably required by the Purchaser or the title company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Subject Property;

     F) a copy of the Non-Foreign Affidavit referred to in Section 7.03 executed by Seller;

     G) written certifications of Seller dated no earlier than one (1) business day prior to the date of the Closing (with copies simultaneously telecopied to Purchaser) as to all the following matters:

          1) the amount of all security and/or other deposits held by Seller from the Tenants with respect to the Leases;

          2) the date to which rent has been paid for each of the Leases; and

          3) all rent and other receivables due from each of the Tenants, if any.

     3.06 Closing.

     A) Closing under this Agreement shall take place on May 1, 1998, provided that all of the conditions of Section 2.01 have been satisfied or waived by Purchaser, and subject to Purchaser's Closing Conditions of Section 2.02 being satisfied or waived by Purchaser and subject to the Conditions under Section
2.03 being satisfied.

     B) Upon Closing, the Escrow Agent shall:

          1) cause the Deed to be recorded in the County where the Subject Property is located;


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


          2) deliver to Purchaser the following documents:

               (a) Title Insurance Policy.

               (b) Assignment and Assumption of Leases.

               (c) Bill of Sale and Assignment.

               (d) Non-Foreign Affidavit.

               (e) Assignment and Assumption Contracts.

          3) deliver to Seller:

               (a) Assignment and Assumption of Leases.

               (b) Balance of Purchase Price due Seller.

               (c) Assignment and Assumption of Contracts.

     3.07 Prorations.

     A) Operating Expenses.

          1) Real property taxes and any other items normally apportioned (including insurance premiums) shall be pro-rated between the parties outside of escrow and each party agrees to cooperate with the other to complete the pro-rations as soon as possible. Any expenses such as real estate taxes which must be paid to close shall be deducted from Seller's proceeds subject to later pro-ration.

          2) Taxes and Utilities. All real estate taxes, charges and interest on assessments affecting the Property and all charges for water, electricity, sewer rental, gas, telephone and all other utilities shall be pro-rated on a per diem basis as of the date of Closing. If any real estate taxes, charges or assessments have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be readjusted when and if final bills are issued.

          3) If, at the time of Closing, the Subject Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may be payable in annual or more frequent installments of which the first installment is then a charge or lien, or has been paid, then for the purpose of this Agreement, all unpaid installments of any such assessment, which are to become due and payable after Closing, shall be the obligation of the Purchaser, subject to pro-rations under paragraph 2) above for the tax year in which the Closing Date occurs.

     B) Payments Under Leases.

          1) Definitions. - The following definitions shall apply under this paragraph B.

               (a) "Rentals" shall mean fixed monthly or other periodic rent payments, percentage rent payments, rent increases, operating cost pass-throughs (including, but not limited to taxes, insurance and common area expenses) and all other sums and charges payable by a tenant under a lease.

               (b) "Delinquents Rentals" are rentals due prior to the date of Closing, but not yet paid by Tenant.

               (c) "Prepaid Rentals" shall mean Rental payments paid by Tenant as of the date of Closing to the extent attributable to periods after the date of Closing.

               (d) "Retroactive Rentals" shall mean operating cost pass-throughs, percentage rent and other charges accrued but not yet payable by the Tenant to the extent attributable to periods prior to the date of Closing.

               (e) "Security Deposits" shall mean all security deposits held by Landlord under the Lease.

          2) Pro-ration of Rentals.

               (a) Seller shall be entitled to all Rentals which accrue up to, but not including the date of Closing (the "Seller's Share"). Purchaser shall be entitled to all Rentals which accrue as of the date of Closing and thereafter (the "Purchaser's Share").

               (b) Purchaser shall receive a credit, at Closing, for all Prepaid Rentals

               In calculating the prorations under sub-paragraphs (a) and (b) above, the following shall apply:

                    (i) If a tenant  has  paid  Seller  Rentals  for the cost of insurance which insurance covers a period which includes the period beginning on the date of Closing and thereafter, the Purchaser shall be entitled to a credit for the pro-rata portion of such Rentals computed on a daily basis for the period beginning on the date of Closing and thereafter.

                    (ii) If a  tenant  has paid  Seller  Rentals  for  estimated common area expenses during the year in which the Closing occurs and such tenant's actual share of such expenses for such year up to and including the date before the Closing is less than the Rental payments for estimated common area expenses, then the Purchaser shall be entitled to a credit in the amount of the difference. However, if such tenant's actual share of such expenses for such year up to and including the day before the Closing is more than the Rental payments for estimated common area expenses, the Purchaser shall pay the Seller the amount of such difference, as a Retroactive Rental under subparagraph (e) below.

                    (iii) If a tenant has paid  Seller  Rentals  for real estate taxes, assessments and similar charges (collectively the "Taxes"), during the year in which the Closing occurs which Taxes cover a period which includes the period beginning on the date of Closing and thereafter, the Purchaser shall be entitled to a credit for a pro-rata portion of such Rentals computed on a daily basis for the period beginning on the date of Closing and thereafter.

               (c) Seller shall not receive a credit, at Closing, for Seller's Share of Delinquent Rentals. However, Purchaser shall pay to Seller, immediately, Seller's Share of Delinquent Rentals, if and when collected by the Purchaser. Purchaser shall have no liability or obligation to Seller with respect to Seller's Share of Delinquent Rentals, unless same is collected by the Purchaser. Seller is entitled to collect directly form the delinquent tenant, the Seller's Share of Delinquent Rentals. Purchaser shall not compromise any of Seller's rights to collect Seller's Share of Delinquent Rentals. Both Seller and Purchaser shall cooperate in the collection of Delinquent Rentals.

               (d) Seller shall not receive a credit, at Closing, for Seller's Share of Retroactive Rentals. However, Purchaser shall pay to Seller, immediately, Seller's share of Retroactive Rentals, if and when collected by the Purchaser. Purchaser shall have no liability or obligation to Seller with respect to Seller's Share of Retroactive Rentals, unless same is collected by the Purchaser. Seller is entitled to collect directly from the Tenant the Seller's Share of Retroactive Rentals. Purchaser shall not compromise any of Seller's rights to collect Seller's share of Retroactive Rentals. Both Seller and Purchaser shall cooperate in the collection of Retroactive Rentals.

               (e) Purchaser shall receive a credit, at Closing, for all Security Deposits.

          C) Utility Expenses. All utility charges for electricity, gas, sewer and water, not directly metered to a tenant shall be pro-rated as of the Closing on an accrual basis. Seller shall pay all such expenses which accrue up to and including the day prior to the Closing and Purchaser shall pay all such expenses on the day of Closing and thereafter. To the extent possible, Seller and Purchaser shall obtain billings and meter readings for the Closing to aid in such pro-rations.

     3.08 Seller's Closing Costs. Escrow Agent shall charge the Seller out of the Purchase Price: (a) one-half (1/2) of all transfer taxes; (b) any amount due Purchaser resulting from prorations; (c) one-half (1/2) of any escrow fee or escrow termination charge.

     3.09 Purchaser's Closing Costs. Purchaser shall pay for the following: (a) one-half (1/2) of all transfer taxes; (b) any amount due Seller resulting from prorations; (c) one-half (1/2) of any escrow fee or escrow termination charge;
(d) cost of title insurance premiums.

     3.10 Termination of Escrow. In the event the Agreement is terminated for any reason, Escrow Agent shall deliver all documents and materials deposited by Seller, to the Seller, and deliver to Purchaser all documents, materials, and Escrow Deposit; provided, however, Seller shall be paid out of the Escrow Deposit any amount due under Section 2.05 captioned, "Consideration-Satisfaction of Conditions," Section 1.13 captioned, "Right of Entry," and Section 6.01 herein captioned, "Purchaser's Default-Liquidated Damages." In addition,

Purchaser shall return to Seller forthwith any and all documents, materials, plans, specifications, maps and drawings received by Purchaser from Seller, and all copies of same, including copies made by Purchaser. The return of documents, materials, and funds, as aforementioned, shall not affect the right of either party to seek such legal or equitable remedies as such party may have with respect to the enforcement of this Agreement.

     3.11 Deliveries of Documents Outside of Escrow. Promptly after the Closing Date, Seller shall deliver to Purchaser the following documents:

          A) Copies of Leases;

          B) Copy of Signed Tenant Notification Letters;

          C) Copies of Certificates of Occupancy;

          D)  Any  and  all  other  documents  or  information   that  Purchaser
     reasonably requires pertaining to the management and operation of the Subject Property.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.01 Seller's Representations and Warranties.

     (A) As used in this Section 4.01, the phrase "to the best of Seller's knowledge" shall mean the actual, not constructive or imputed, knowledge of Sol Price, James Cahill and Mark Daitch, without any obligation on any of their parts to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like. Seller represents that these individuals are, and have been since Seller's purchase of the Subject Property, responsible for monitoring the investment in and day-to-day operations of the Subject Property on behalf of Seller. In consideration of Purchaser's entering into this Agreement and as an inducement to Purchaser to purchase the Subject Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Purchaser (and the continued truth and accuracy of which shall constitute a condition precedent to Purchaser's obligations hereunder):

          1) Fee  Ownership.  Seller  is  the  sole  fee  owner  of the  Subject
     Property.

          2) Authorization. Seller is a limited liability company organized and existing and is in good standing under the laws of the State of California and is qualified to do business in the State in which the Subject Property is located. At Closing, the execution of this Agreement shall have been ratified pursuant to the terms of Seller's operating agreement and the Agreement shall be valid and binding on Seller; no other action shall be requisite to the consummation of the transaction set forth herein; and no consents or waivers of or by any third party will be necessary to permit consummation by the Seller of the transactions contemplated herein. All documents to be delivered by Seller at Closing will be authorized and properly executed and constitute, as appropriate, the valid and binding obligations of Seller, enforceable in accordance with their terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller does not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the assets of the Seller by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is or purports to be binding upon Seller or which otherwise affects Seller, which will not be discharged, assumed or released at Closing.

          3) Threatened Actions. There are no actions, suits or proceedings pending against, or, to the best of Seller's knowledge, threatened or affecting any Leases or the Subject Property, in law or equity.

          4) Leases and Rent Roll. The documents constituting the Leases that will be delivered to Purchaser will be true, correct and complete copies of all of the Leases affecting the Subject Property, including all amendments and guarantees, and there are no Leases or Occupancy Agreements affecting the Property except for the Leases. All information set forth in each Rent Roll is true, correct, and complete in all material respects as of its date. Except as set forth in the Rent Roll first delivered hereunder, there are no leasing or other fees or commissions due, nor will any become due, in connection with any Lease or any renewal or extension or expansion of any Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. To the best of Seller's knowledge, no tenants have asserted nor are there any defenses or offsets to rent currently accruing. Seller has not received any notice of any default or breach on the part of the landlord under any Lease, nor, to the best of Seller's knowledge, does there exist any such default or breach on the part of the landlord. Except as set forth in the Rent Roll, all of the landlord's obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have been paid and performed in full and all concessions (other than any unexpired rent abatement set forth in the Leases) from the landlord under the Leases have been paid and performed in full.

          5) Operating Statements. The Operating Statements for the time period on and after August 15, 1996 to be delivered to Purchaser pursuant to this Agreement show all items of income and expense (operating and capital) incurred in connection with Seller's ownership, operation, and management of the Subject Property for the periods indicated and are true, correct, and complete in all material respects. As an accommodation to Purchaser only, Seller is delivering to Purchaser Operating Statements covering periods of time when Seller did not own the Subject Property. No representation or warranties are being made with respect to such Operating Statements dated prior to August 15, 1996.

          6) Permits, Legal Compliance, and Notice of Defects. To the best of Seller's knowledge, Seller has all licenses, permits and certificates necessary for the use and operation of the Subject Property and believes, to the best of its knowledge, that all tenants have their required certificates of occupancy necessary for the occupancy of their premises, all of which are in full force and effect, and Seller has not taken or failed to take any action that would result in their revocation, and has not received any written notice of an intention to revoke any of them. To the best of Seller's knowledge, neither the Subject Property nor the use thereof violates any governmental law or regulation or any covenants or restrictions encumbering the Subject Property. To the best of Seller's knowledge there are no material physical defects in the Improvements. Seller has not received any written notice from any insurance company or underwriter of any defects that would materially adversely affect the insurability of the Subject Property or cause an increase in insurance premiums. Seller has received no written notice from any governmental authority or other person of, and has no knowledge of: (i) any violation of zoning, building, fire, health, environmental, or other statutes, ordinances, regulations or orders; (ii) any special tax or assessment to be levied against the Subject Property; or (iii) any change in the tax assessment or zoning of the Subject Property.

          7) Environmental. Except as set forth in the Environmental Reports identified in Exhibit I, to the best of Seller's knowledge, there are no Hazardous Materials on, in or under the Subject Property except for such Hazardous Materials as may be routinely used by general office tenants, and with respect thereto, to the best of Seller's knowledge, no such use is in violation of any federal, state or local Environmental Laws, regulation or ordinance. To the best of Seller's knowledge, there are no underground storage tanks on the Subject Property and none have been removed from the Subject Property. Seller has not manufactured, introduced, released or discharged from or onto the Subject Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos) in violation of any Environmental Laws, and Seller has not used the Subject Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials in violation of any Environmental Laws. The term "Environmental Laws" includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the Date of this Agreement together with their implementing regulations and guidelines as of the Date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas-liquids, liquidated natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxins under any Environmental Law.

          8) Utilities. To the best of Seller's knowledge, all water, sewer, gas, electric, telephone, and drainage facilities, and other utilities required for the normal and proper operation of the Subject Property are installed and connected to the Subject Property with valid permits, and are adequate to serve the Subject Property for its current use and to permit full compliance with all requirements of law and the Leases; all permits and connection fees are fully paid; all utilities serving the Subject Property enter it through publicly-dedicated roads or through currently effective public or private easements; no fact or condition exists which would result in the termination of such utilities services to the Subject Property.

          9) Condemnation. Except as noted in Section 7.01(B) there are no pending, or, to the best of Seller's knowledge, threatened proceedings in eminent domain, which would affect the Subject Property, or any portion thereof.

          10) Contracts. There are no construction, management, leasing, service, equipment, supply, maintenance, concession, or other agreements ("Contracts") with respect to the Real Property except for the Contracts as listed on Exhibit M. All Contracts, if assignable by Seller (collectively, the "Assigned Contracts"), shall be assigned to and assumed by Purchaser at Closing.

          11) Title. Except as set forth in Exhibit L, to the best of Seller's knowledge, the Subject Property is free of any easements, licenses or other rights not disclosed by the public record.

          12) Right to Purchase. No party has any right of first offer or right of first refusal or option with respect to the Purchase of the Subject Property, except as set forth in the Leases.

          13) Special Earthquake Studies Zone. No representation is made as to whether the Property is situated in a Special Studies Zone as designated under the Alquist-Priolo Special Earthquake Studies Zone Act, Sections 2621-2630, inclusive of the California Public Resources Code. Purchaser shall make its own inquiry or investigation.

          14) Flood Hazard Area. No representation is made as to whether the Property is located in a Special Flood Hazard Area. Purchaser is solely responsible for determining if the Property is in a Special Flood Hazard Area.

     (B) Change in Representations. Except as otherwise specified to the contrary, the representations of Seller set forth above in paragraph (A) are made as of the date of execution of this Agreement and are intended to be true and correct as of the Closing. If, subsequent to the date of this Agreement and prior to the date of Closing, Seller determines that, as a result of facts or subsequent events discovered or arising after execution of this Agreement, any of such representations and warranties are no longer true and correct as of such subsequent date, Seller shall not be in breach of this Agreement, provided that Seller shall promptly, and prior to Closing, deliver notice to Purchaser in writing ("Change Notice") of such facts or subsequent events and the effect on the applicable representation. Seller shall have the option, but not the obligation, to take steps to cure or correct the situation so that the affected representation will be true and correct as of the Closing, and, if Seller exercises such option, Seller shall identify the corrective action in the Change Notice. If Seller elects to undertake corrective action such that the affected representation will be true and correct as of the Closing, the parties shall proceed with performance under this Agreement and the Closing, provided Seller completes such corrective action prior to the Closing. If Seller does not elect in the Change Notice to undertake such corrective action, then, within fifteen
(15) days after Purchaser's receipt of the Change Notice, but in no event later than the Closing Date, Purchaser shall elect, by delivering written notice to the Seller either to: (1) proceed with performance of this Agreement and the Closing; or (2) terminate this Agreement and the Escrow for non-satisfaction of a condition. In the event of termination pursuant to this Section, the Escrow Deposit shall be returned to Purchaser and neither party shall have any further obligation hereunder.

     4.02 Purchaser's Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Subject Property to Purchaser,

Purchaser makes the following representations and warranties, each of which is material and is being relied upon by Seller (the continued truth and accuracy of which shall constitute a condition precedent to Seller's obligations hereunder):

          A) Purchaser has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Purchaser is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

                                    ARTICLE V

                       AS IS PURCHASE, PARKING SPACE ISSUE

     5.01 As Is: Release.

     Purchaser acknowledges and agrees that Purchaser is acquiring the Property in its "AS IS" condition, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED except for the express representations and warranties set forth in this Agreement. Other than as expressly set forth herein, neither Seller nor any agents, representatives, or employees of Seller have made any representations or warranties, direct or indirect, oral or written, express or implied, to Purchaser or any agents, representatives, or employees of Purchaser with respect to the condition of the Property, its fitness for any particular purpose, or its compliance with any laws, and Purchaser is not aware of and does not rely upon any such representation to any other party. Purchaser acknowledges that the time periods outlined in Section 2.01 will have afforded Purchaser the opportunity to make such inspections (or have such inspections made by consultants) as it desires of the Property and all factors relevant to its use, including, without limitation, the interior, exterior, and structure of all Improvements, and the condition of soils and sub-surfaces. Purchaser's opportunity to inspect shall not limit or avoid Seller's liability for breach of express representations and warranties made in this Agreement; provided that if Purchaser, at any time prior to the Closing, has knowledge of any information which would require the qualification of any of the representations or warranties made by Seller in this Agreement, Purchaser shall immediately notify Seller in writing of such information, and Seller shall have the right to qualify the representations and warranties in this Agreement with such information when they are restated on the Closing. If Seller does so qualify its representations and warranties, Purchaser may terminate this Agreement unless the qualifications (i) reflect information disclosed in writing to or discovered by Purchaser at least five (5) business days prior to, (ii) relate to things or events caused or approved by Purchaser, or (iii) Seller's covenant to cure or otherwise correct to the reasonable satisfaction of Purchaser, and such a termination shall be without further liability to either party except that Purchaser shall be entitled to the return of the Deposit, and shall continue to be responsible for performance of obligations which expressly survive termination.

     Without limiting the generality of the foregoing, except for Purchaser's rights under the express representations and warranties of Seller set forth in this Agreement, and except as expressly provided below in this paragraph, Purchaser hereby expressly waives and relinquishes any and all rights and remedies Purchaser may now or hereafter have against

Seller, at law, in equity or otherwise, whether known or unknown, with respect to any past, present or future presence or existence of Hazardous Materials on, in, under or about the Property or with respect to any past, present or future violations of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights Purchaser may now or hereafter have to seek contribution from Seller under Section 113(f)(i) of the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. ss.9613), as the same may be further amended or replaced by any similar law, rule or regulation, (ii) any and all rights Purchaser may now or hereafter have against Seller under the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health and Safety Code, Section 25300, et seq.), as the same may be further amended or replaced by any similar law, rule or regulation, and (iii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Property under Section 107 of CERCLA (42 U.S.C.A. ss.9607). The foregoing waiver and release shall not apply against a Seller with respect to Hazardous Materials of which such Seller has actual knowledge as of the Effective Date other than those disclosed in the reports listed in Exhibit I, or which were used, handled, stored or disposed of by such Seller.

     PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 ("SECTION 1542"), WHICH IS SET FORTH BELOW:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     BY INITIALING BELOW, PURCHASER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES.

                                      /s/JM
                              --------------------
                              Purchaser's Initials

     The waivers and releases by Purchaser herein contained shall survive Closing and the recordation of the Grant Deed and shall not be deemed merged into the Grant Deed upon its recordation.

     5.02 Seller Reasonable. Purchaser acknowledges and agrees that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain and/or review the environmental reports described in Exhibit I attached hereto, and that for purposes of California Health and Safety Code Section 25359.7, Sellers have acted reasonably in solely relying upon that inquiry and investigation.

     5.03 Parking Space Issue. Seller has disclosed to Purchaser and Purchaser acknowledges the following matter which is collectively referred to as the "Parking Space Issue" for the purposes of this Section:

          A) Pursuant to Section 2.9 of that certain Lease Agreement between Evergreen/ Bradville VII ("Lessor") and McCaw Cellular Communications, Inc. ("Lessee") dated August 23, 1995 (10000 Goethe Road Lease), Lessor has a certain obligation to provide no less than five hundred thirty-three (533) parking spaces and that pursuant to the Survey, there currently exists only five hundred twenty-three (523) spaces. The First Amendment to Lease dated May 7, 1996 executed by and between Lessee and Lessor contains certain provisions regarding the possible future addition of parking spaces. With respect to the Parking Space Issue described in this paragraph, if at any time during the Lease Term, Lessee requires the addition of parking spaces pursuant to the terms of the Lease, as amended, Seller agrees to reimburse Purchaser for actual costs incurred in providing additional parking spaces up to, and not to exceed, a maximum amount of Seventy-One Thousand Nine Hundred Dollars ($71,900).

                                   ARTICLE VI

                                    REMEDIES

     6.01 Purchaser's Default. LIQUIDATED DAMAGES.

     IT IS AGREED BY AND BETWEEN SELLER AND PURCHASER THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL, IF NOT IMPOSSIBLE, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY THE AMOUNT OF DAMAGES WHICH WOULD BE SUFFERED BY SELLER IN THE EVENT OF PURCHASER'S DEFAULT AND FAILURE TO CLOSE ESCROW UNDER THE TERMS OF THIS AGREEMENT. ACCORDINGLY, PURCHASER AND SELLER AGREE THAT IN THE EVENT THAT, AFTER ALL CONDITIONS ARE SATISFIED OR WAIVED, PURCHASER SHOULD DEFAULT AND FAIL TO CLOSE ESCROW UNDER THE TERMS OF THIS AGREEMENT, PURCHASER SHALL BE LIABLE TO SELLER FOR LIQUIDATED DAMAGES IN THE AMOUNT OF FIVE HUNDRED THOUSAND DOLLARS ($500,000). PURCHASER AND SELLER AGREE THAT SAID AMOUNT IS REASONABLE UNDER THE CIRCUMSTANCES OF THIS TRANSACTION.

SELLER SHALL HAVE NO OTHER RIGHTS OR REMEDIES AGAINST PURCHASER EXCEPT AS PROVIDED IN SECTION 1.13.

PRICE ENTERPRISES, INC., a              IVANHOE-BRADSHAW L.L.C., a California
Maryland corporation                    limited liability company

By: /s/Jack McGrory                     By: /s/James Cahill
    --------------------------          -------------------------------------
Its: President                          Its: Manager

     6.02 Seller's Default. If Seller defaults under this Agreement in addition to any and all remedies available at law or equity, Purchaser shall be entitled to the return of the Escrow Deposit.

     6.03 Curing Default. In the event of a default by either party, the other party shall not be entitled to exercise any remedy for such default unless a notice of default is sent to the defaulting party and the defaulting party fails to cure such default within seven (7) days after receipt of such notice of default.

     6.04 Indemnification.

     A) Seller hereby agrees to indemnify,  defend and hold harmless  Purchaser,
from  and  against  any  and  all  obligations,   liabilities,   claims,  liens,
encumbrances, losses, damages, costs and expenses arising and accruing from:

          i) breach of Seller's representations, warranties and covenants contained in this Agreement; and

          ii) subject to the "As Is" provisions of Section 5.01 above, the occurrence of any injury or death of any person or damage to or the destruction of property attributable to the ownership and management of same by Seller prior to Close of Escrow.

     B) Purchaser  hereby agrees to indemnify,  defend and hold harmless Seller,
from  and  against  any  and  all  obligations,   liabilities,   claims,  liens,
encumbrances, losses, damages, costs and expenses arising or accruing from:

          i) breach of Purchaser's representation, warranties and covenants under this Agreement; and

          ii) any injury or death of any person or damage to or the destruction of property attributable to the ownership and management of same by Purchaser after the Close of Escrow.

     6.05 Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or any Agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to a claim based on or arising from an alleged tort will, at the request of any party, be determined by arbitration in accordance with the Federal Arbitration Act (9 U.S.C. Section 1 Et Seq.) under the auspices and rules of the American Arbitration Association ("AAA"). The AAA will be instructed by either or both parties to prepare a list of three (3) judges who have retired from the Superior Court of the State of California, a higher California Court or any Federal Court. Within ten (10) days of receipt of the list, each party may strike one (1) name from the list. The AAA will then appoint the arbitrator from the name(s) remaining on the list. The arbitration will be conducted in San Diego or Sacramento, California. Any controversy in interpretation or enforcement of this provision or whether a dispute is arbitrable, will be determined by the arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or in pursuit of an ancillary remedy does not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

     NOTICE: By initialing in the space below you are agreeing to have any dispute arising out of the matters included in the foregoing arbitration of disputes provision decided by neutral arbitration as provided by California law and you are giving up any rights you might possess to have the dispute litigated in a court or by jury trial. By initialing in the space below you are giving up your judicial rights to discovery and appeal unless such rights are specifically included in the Arbitration of Disputes Provision. If you refuse to submit to arbitration after agreeing to this Provision, you may be compelled to arbitrate under the authority of the California Code of Civil Procedure. Your agreement to this arbitration provision is voluntary.

     We have read and understand the foregoing and agree to submit disputes arising out of the matters included in the Arbitration of Disputes Provision to neutral arbitration.


            /s/JM                                            /s/JC
     --------------------                              -----------------
     Purchaser's Initials                              Seller's Initials


                                   ARTICLE VII

                                  MISCELLANEOUS

     7.01 Risk of Loss.

     A) Until Closing, the risk of loss or damage to the Subject Property or any portions thereof by fire, casualty, or any other cause, is assumed by Seller. If such loss or damage shall occur and the reasonably estimated cost to repair same does not exceed One Hundred Thousand Dollars ($100,000), then the Seller, at its sole cost and expense, shall immediately and with due diligence repair such damage and the Closing shall be postponed until the Subject Property is repaired to its conditioned prior to the damage. If such loss or damage shall occur, Purchaser shall have the option to terminate this Agreement and receive the return of the Escrow Deposit unless Seller agrees at its option to repair such damage in which case the Closing shall be postponed until such repairs are complete.

              B) Except for the condemnation ("Condemnation Premises") instituted in connection with the City's desire to put a traffic signal on the corner of Old Placerville Road and Granby Road as set forth in more detail on Exhibit J, if, at or prior to the Closing, the Subject Property or any portions thereof shall be condemned or taken pursuant to any governmental or other power of eminent domain, or if any written notice of any such taking or condemnation is issued, or proceeding instituted, then in any such events, the Purchaser shall have the option to terminate this Agreement and receive the return of the Escrow Deposit, or in the alternative, Purchaser may elect to proceed to close, with the Purchaser entitled to receive the entire condemnation award, including any portion thereof paid to the Seller.

     7.02 Notices. All waivers, elections, options, notices, demands, and consents which either party may be required or may desire to give under this Agreement ("Notice") shall be in writing and shall be effective when telecopied to the fax numbers indicated below, when personally delivered, or when deposited in an official United States Postal Service office or branch or official depository maintained by the United States Postal Service, by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

     To Purchaser at:    PRICE ENTERPRISES, INC.
                         Attn:  Jack McGrory
                         4649 Morena Blvd.
                         San Diego, CA  92117
                         FAX  (619) 581-4964
     with a copy to:     PRICE ENTERPRISES, INC.
                         Attn:  Bob Siordia
                         4649 Morena Blvd.
                         San Diego, CA  92117
                         FAX  (619) 581-4964

     To Seller at:       IVANHOE-BRADSHAW
                         Attn: Jim Cahill
                         7979 Ivanhoe Ave., Suite 520
                         La Jolla, CA  92037
                         FAX  (619) 551-2314

or such other address as either party may hereafter indicate by written notice to the other.

Notice also may be given by Fed Ex or other overnight courier service, in which event such Notice shall be deemed given on delivery to such courier service.

     7.03 Certification of Non-Foreign Status. No later than five (5) business days before Closing, Seller shall deliver to Purchaser a Non-Foreign Affidavit duly executed in the form attached hereto as Exhibit H.

     7.04 Attorneys' Fees. If either party hereto files any action or brings any proceeding against the other arising out of this Agreement, or is made a party to any action or proceeding brought by the Escrow Agent, then as between Purchaser and Seller, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover its costs of suit, whether or not suit proceeds to final judgment. A party not entitled to recover costs shall not be entitled to recover attorneys' fees.

     7.05 Brokers. Seller and Purchaser each represent to the other that neither has nor shall have any obligation to any broker or finder in connection with this transaction, and that no fee or commission is due any broker, finder, or similar person in connection herewith. Seller and Purchaser each indemnifies the other and agrees to hold the other harmless from and against any and all claims, demands, liabilities, lawsuits, costs, and expenses (including reasonable attorneys' fees) for any fee or commission due to any broker, finder, or similar person in connection with this transaction and arising out of the act of the indemnifying party.

     7.06 Integration. This Agreement and the exhibits attached hereto shall constitute the entire Agreement between Seller and Purchaser and supersede any and all prior written or oral agreements, representations, and warranties between and among the parties and their agents, all of which are merged into or revoked by this Agreement, with respect to its subject matter.

     7.07 Modification. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is or may be sought.

     7.08 Severability. In the event any term, covenant, condition, provision, or agreement contained herein is held to be invalid, void, or otherwise unenforceable, by any court of competent jurisdiction, such holding shall in no way affect the validity or enforceability of any other term, covenant, condition, provision, or agreement contained herein.

     7.09 Governing Law. This Agreement and the obligation of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

     7.10 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. "Business Day" means other than Saturday, Sunday, or holiday. In the event that the time for performance of an act under this Agreement falls on a Saturday, Sunday, or holiday, the date for performance of such act shall be extended to the next business day.

     7.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original agreement, and all of which shall constitute one agreement by each of the parties hereto to be effective as of the Effective Date.

     7.12 Binding Effect. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7.13 Assignment. Either Seller or the Purchaser may at any time, prior to Closing, assign its rights and obligations under this Agreement, provided such assignment shall not relieve the assignor of its obligations herein and no assignment shall be effective, unless notice is given to the other party herein.

     7.14 Survival of Provisions. All of Seller's covenants, representations and warranties herein are specifically intended to survive Closing.

     7.15 Captions. Article and section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or any provisions hereof. All reference to section numbers herein shall mean the sections of this Agreement.

     7.16 Exhibits. The following exhibits are attached hereto:

          Exhibit A   -   Legal Description of Real Property.
          Exhibit B   -   Site Plan of Real Property.
          Exhibit C   -   List of Leases.
          Exhibit D   -   Form of Tenant Estoppel Certificate.
          Exhibit E   -   Form of Assignment and Assumption of Leases.
          Exhibit F   -   Form of Bill of Sale and Assignment.
          Exhibit G   -   Form of Tenant Notification Letter.
          Exhibit H   -   Form of Non-Foreign Affidavit.
          Exhibit I   -   List of Environmental Reports.

          Exhibit J   -   Condemnation Premises.
          Exhibit K   -   Form of Grant Deed.
          Exhibit L   -   List of Easements, Licenses and Other Rights.
          Exhibit M   -   List of Contracts.
          Exhibit N   -   Form of Assumption and Assignment of Contracts.

     7.17 Offer and Acceptance. Seller's signature on this instrument constitutes an offer to sell the Subject Property to the Purchaser on the terms and conditions set forth herein. Such offer shall be deemed revoked unless Seller receives a counterpart of this instrument, duly signed by Purchaser, at 4649 Morena Boulevard, San Diego, California 92117, Attn: Jack McGrory, no later than April 6, 1998 (referred to herein as the "Effective Date").

     Executed as of the date first written above.


PURCHASER                                   SELLER

PRICE ENTERPRISES, INC., a                  IVANHOE-BRADSHAW L.L.C., a
Maryland corporation                        California limited liability company


By: /s/ Jack McGrory                        By: /s/ James Cahill
    --------------------------------            -------------------------------
    Jack McGrory                                James Cahill

Its: President                              Its: Manager

  Amendment No. 1 to Purchase and Sale Agreement and Joint Escrow Instructions

This AMENDMENT NO. 1, dated April 21, 1998, is made between Ivanhoe Bradshaw LLC and Price Enterprises, Inc.

This AMENDMENT NO. 1 is made with respect to that certain AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (the "Purchase Agreement"), dated April 6, 1998, between the parties hereto.


The Purchase Agreement is hereby amended as follows:

1. The first sentence of section 2.01 A of the Purchase Agreement shall be amended as follows: Purchaser's obligation to purchase the Subject Property is subject to Purchaser approving (or waiving) all title exception in the Title Commitment obtained by Purchaser by April 27, 1998.

2. The second sentence of section 2.01 B of the Purchase Agreement shall be amended as follows: If Purchaser does not notify Seller of its approval or waiver of the physical condition, or notifies Seller of its disapproval by April 27, 1998, this condition shall be deemed not satisfied and this Agreement shall be deemed terminated.

3. The second sentence of section 2.01 C of the Purchase Agreement shall be amended as follows: If Purchaser does not notify Seller of its approval of the Leases or notifies Seller of its disapproval by April 27, 1998, this condition shall be deemed not satisfied and this Agreement shall be deemed terminated.

4. The second sentence of section 2.01 D of the Purchase Agreement shall be amended as follows: If Purchaser does not notify Seller of its approval or waiver of the Miscellaneous Condition or notifies Seller of its disapproval by April 27, 1998, this condition shall be deemed not satisfied and this Agreement shall be deemed terminated.

This Amendment No. 1 may be executed in counterpart. Buyer and Sellers agree that facsimile transmission copies of signed counterparts shall be binding and effective when each party has signed a counterpart and transmitted a copy thereof by facsimile to the other party. As a courtesy, each party shall send an original, executed counterpart by overnight delivery service. Although not a condition to the effectiveness of this Amendment No. 1, each party shall transmit by facsimile to Escrow Agent a copy of the counterpart signed by such party.


                                        IVANHOE-BRADSHAW, L.L.C.
                                        a California limited liability company

Date:  April 21, 1998                   /s/ Jim Cahill
                                        --------------------------------------
                                        By: Jim Cahill
                                        Its: Manager

                                        PRICE ENTERPRISES, INC.
                                        a Maryland corporation

Date:  April 22, 1998                   /s/ Jack McGrory
                                        --------------------------------------
                                        By: Jack McGrory
                                        Its: President

  Amendment No. 2 to Purchase and Sale Agreement and joint Escrow Instructions

     This AMENDMENT NO. 2, dated April 28, 1998, is made by and between Price Enterprises, Inc., Maryland corporation ("Purchaser") and Ivanhoe-Bradshaw L.L.C., a California limited liability company ("Seller") with reference to the following recitals.

     A. This AMENDMENT NO. 2 is made with respect to that certain Agreement of Purchase and Sale and Joint Escrow Instructions ("the Purchase Agreement") dated April 6, 1998, as amended by AMENDMENT NO. 1, dated April 21, 1998, between the parties hereto.

     B. This Amendment is made with respect to the certain Owner's Declaration dated April 17, 1998 that Seller has submitted to Chicago Title Company in connection with the Purchase Agreement, attached hereto as "Exhibit 1".

     C. In Paragraph 2.B. of "Exhibit 1", Seller makes reference to "$39,540 in unpaid bills for tenant improvements at 10000 Goethe Road" (hereinafter "Unpaid Bills").

     D. In connection with the close of escrow under the Purchase Agreement, Chicago Title has indicated that it is willing to issue an ALTA Owner's Extended policy to Purchaser, including endorsement 101.4 but subject to the Unpaid Bills.

     Now, therefore, the parties agree as follows:

1. Seller agrees that it is and shall continue to be fully responsible for the payment of all of the Unpaid Bills and that Purchaser shall have no obligation for nor liability in connection with the payment of same.

2. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any and all claims and demands made by any of the parties entitled to payment in connection with the Unpaid Bills and any damages arising out of such claims and demands due to the failure of said parties to receive payment due to them under the Unpaid Bills.

     This AMENDMENT NO. 2 may be executed in counterpart. Buyers and Sellers agree that facsimile transmission copies of signed counterparts shall be binding and effective when each party has signed a counterpart and transmitted a copy thereof by facsimile to the other party. As a courtesy, each party shall send an original, executed counterpart by overnight delivery service. Although not a condition to the effectiveness of AMENDMENT NO. 2, each party shall transmit by facsimile to escrow agent a copy of the counterpart signed by such party.


                                        IVANHOE-BRADSHAW, L.L.C.
                                        a California limited liability company

Date:  April 29, 1998                   /s/ Jim Cahill
                                        --------------------------------------
                                        By: Jim Cahill
                                        Its: Manager

                                        PRICE ENTERPRISES, INC.
                                        a Maryland corporation

Date:  April 29, 1998                   /s/ Jack McGrory
                                        --------------------------------------
                                        By: Jack McGrory
                                        Its: President